EXHIBIT 99.3

PROS Holdings, Inc. Names Jeff Cotten as President & Chief Executive Officer

Cotten, an experienced CEO with a track record of driving growth at scale, to succeed Andres Reiner

HOUSTON, May 1, 2025 – PROS Holdings, Inc. (NYSE: PRO) a leading provider of AI-powered SaaS pricing and selling solutions, today announced that its Board of Directors has named Jeff Cotten as President and CEO effective June 2, 2025. Following a search assisted by a nationally recognized executive search firm, Cotten succeeds Andres Reiner, who previously announced his intention to retire. Reiner will serve in a senior advisory role for one year following Cotten’s appointment to ensure a successful transition.

Cotten is a dynamic, customer-focused executive with over two decades of experience in enterprise technology companies. He has a proven track record of driving growth and leading complex transformations across both Fortune 2000 organizations and VC-backed companies. Cotten currently serves as Chairman and previously served as CEO of Alvaria. Prior to that he served as CEO of Tenfold and held multiple senior leadership roles at Rackspace, including President and CRO, where he led global operations for an over $2 billion business. Cotten is known for building strong, values-driven cultures that deliver customer and business impact.

“The board is thrilled to welcome Jeff as our next CEO,” said PROS Non-Executive Chairman of the Board Bill Russell. “Jeff has a strong track record of consistently delivering results and driving enterprise-wide operational excellence across high tech companies. We are confident that Jeff is the right leader to build upon the strong foundation laid by Andres.”

“On behalf of the board and our entire PROS team, I want to thank Andres for his exceptional leadership and commitment to making PROS a leader in responsible AI,” Russell continued. “Indeed, his vision transformed PROS into the market-leading, AI-powered SaaS company it is today—expanding into new industry verticals, completing a successful SaaS transition, driving significant revenue growth, and fostering a culture of innovation. We appreciate his willingness to serve as an advisor to ensure a seamless transition.”

“I’ve had the opportunity to get to know Jeff, and I am confident in the future of PROS under his leadership,” said Reiner. “His people-first mindset, passion for innovation and focus on customer value align perfectly with our strategy and culture. We have the best people and technology, our value proposition has never been more relevant, and the team is well-positioned to capitalize on our market opportunity. I look forward to supporting Jeff on a successful transition.”

“I’m thrilled to join PROS at such a pivotal time,” said Cotten. “As companies accelerate their adoption of AI, PROS is uniquely positioned with its decades of domain expertise and a bold focus on agentic and prescriptive AI. This is a company with a clear market leadership position, a culture rooted in innovation and a deep commitment to delivering customer value, with a strong, passionate team. I look forward to building on this foundation to help scale the business, unlock new opportunities, and drive continued growth for our customers, employees, and shareholders.”

About PROS

PROS Holdings, Inc. (NYSE: PRO) helps the world’s leading companies outperform across the top and bottom line. Leveraging leadership in revenue and pricing science, the PROS Platform combines predictive AI, real-time analytics and powerful automation to dynamically match offer to buyer and price to product, accelerating revenue growth and maximizing profit. With solutions spanning pricing, revenue management, offer marketing and CPQ, PROS helps businesses optimize transactions across every channel. Learn more at pros.com.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our management; business outlook; expectations; ability to achieve future growth and profitability goals; and management's confidence and optimism. The forward-looking statements contained in this press release are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include, among others, risks related to: (a) cyberattacks, data breaches and breaches of security measures within our products, systems and infrastructure or products, systems and infrastructure of third parties upon whom we rely, (b) the macroeconomic environment and geopolitical uncertainty and events, (c) increasing business from customers, maintaining subscription renewal rates and capturing customer IT spend, (d) managing our growth and profit objectives effectively, (e) disruptions from our third party data center, software, data, and other unrelated service providers, (f) implementing our solutions, (g) cloud operations, (h) intellectual property and third-party software, (i) acquiring and integrating businesses and/or technologies, (j) catastrophic events, (k) operating globally, including economic and commercial disruptions, (l) potential downturns in sales and lengthy sales cycles, (m) software innovation, (n) competition, (o) market acceptance of our software innovations, (p) maintaining our corporate culture, (q) personnel risks including loss of any key employees and competition for talent, (r) expanding and training our direct and indirect sales force, (s) evolving data privacy, cyber security, data localization and AI laws, (t) our debt repayment obligations, (u) the timing of revenue recognition and cash flow from operations, (v) returning to profitability, and (w) the timing and uncertainty related to executive search. Additional information relating to the risks and uncertainties affecting our business is contained in our filings with the SEC. These forward-looking statements represent our expectations as of the date hereof. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

PROS Media Contact:
Amy Williams
+1 713-335-5916
awilliams@pros.com

PROS Investor Relations Contact:
Belinda Overdeput
713-335-5879
ir@pros.com

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